U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 27, 2017

GROM SOCIAL ENTERPRISES, INC.

(Exact name of small business issuer as specified in its charter)

Florida	000-55585	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

(Address of principal executive offices)

(561) 287-5776

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2017, we consummated the acquisition of assets from Fyoosion LLC, a Delaware limited liability company (“Fyoosion”). We had previously reported on December 3, 2017, that we executed a Memorandum of Understanding with Fyoosion to acquire these assets. Fyoosion’s proprietary software utilizes a digital automation marketing platform for businesses of all types to enable companies to efficiently generate sales leads and improve customer retention. We intend to use this marketing software with all our existing businesses and to create new opportunities outside our current scope of business.

The assets acquired included the following:

•	all of Fyoosion’s worldwide right, title and interest in all Fyoosion trademarks (registered or common law), service marks, trade names, service names, brand names, all trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all pending applications, registrations and renewals thereof, owned or used by the Company, and all variations of the “Fyoosian LLC” trademarks and trade names (collectively, the “Marks”);

•	all technology, including all designs, methods, techniques, ideas, know-how, research and development, technical data, programs, materials, specifications, processes, inventions (patentable or unpatentable), patents, creations, improvements, works of authorship and other similar materials, and all recordings, drawings, reports, analyses, and other writings, and other tangible embodiment of the foregoing, in any form whether or not specifically listed herein, and all related technology that are used in, incorporated in, embodied in, displayed by or relate to, or are used or useful in the design, development, reproduction, maintenance or modification of, any of the products developed, manufactured, marketed or sold by Fyoosion using the Marks, whether work in process, pending application or in final form;

•	all copyrights and registrations and applications therefor and works of authorship, and mask work rights relating to goods sold bearing the Marks;

•	patterns, molds, tasks, computer aided designs (CADs), samples and designs owned or used by Fyoosion with respect to the Marks;

•	all books, records or files related to the Marks,

•	all artwork, photography and archival material (including but not limited to advertising materials, copy, commercials, catalogues, images, and artwork, as well as brand books, samples, and other material) owned by Fyoosion related to the Marks;

•	all visitor tracking codes and analysis, including but not limited to hits, page(s) viewed and unique visitors to the Fyoosion website (the “Website”) on a daily, weekly and monthly basis, and all related charts, graphs and tools, records relating to third parties Fyoosion pays to advertise the Website, and records relating to third parties who place advertising on the Website, whether paid or gratis;

•	email lists and addresses related to the business of the Fyoosion utilizing the Marks; and

•	records and documents, whether in hard copy or electronic, including all material files maintained by Fyoosion attorney(s), to the extent relating to any of the foregoing.

In consideration for these Assets we issued an aggregate of 300,000 shares of our Common Stock. These shares are subject to a leakout agreement limiting the number of shares that can be sold during the one-year period following the date of the agreement to 25% of the daily average trading volume during the period prior to such sale.

The agreement also provides that up to an additional 200,000 shares of our “restricted” Common Shares can be earned and will become payable to Fyoosion or its assigns only if the proposed business utilizing the Assets attains $125,000 in pre-tax earnings before interest, taxes, depreciation and amortization (“EBITDA”) calculated using generally accepted accounting principles (“GAAP”) for the one-year period post-closing. This calculation shall be based upon Fyoosion stand-alone performance excluding any of our intercompany revenue and expense, and will not include any corporate fees or charges.

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We have also agreed to retain two of the members of Fyoosion as employees.

We also assumed $262,357 in debt as part of this transaction. We have engaged in discussions with these creditors and as of the date of this Report, we have settled $165,286 of this debt in consideration for the issuance of 275,476 shares of our Common Stock.

A copy of the Asset Purchase Agreement is attached as Exhibit 10.6 hereto. The value of the acquired assets does not require that we file any audited financial statements relating to these assets as part of this report.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the acquisition of the Fyoosion assets is attached as Exhibit 99.4 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

No.	Description

10.6	Asset Purchase Agreement with Fyoosion LLC
99.4	Press Release announcing the Asset Purchase Agreement with Fyoosion LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2018	GROM SOCIAL ENTERPRISES, INC.
(Registrant)

By: /s/ Darren Marks
Darren Marks, Chief Executive Officer

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